                                                                    Exhibit 99.1

                                                           News Release


[HEINZ LOGO]


FOR RELEASE UPON RECEIPT

HEINZ REPORTS SECOND QUARTER INCOME FROM CONTINUING OPERATIONS OF $191.5 MILLION OR 54 CENTS PER SHARE VS. $168.5 MILLION OR 48 CENTS PER SHARE IN THE PRIOR YEAR

- EPS FOR THE SECOND QUARTER OF 54 CENTS PER SHARE FROM CONTINUING OPERATIONS, EXCLUDING SPECIAL ITEMS, UP 8% OVER PRIOR YEAR;

- VOLUME GROWS 1.6% IN THE SECOND QUARTER AND GROWS 1.9% THROUGH THE FIRST HALF OF FISCAL 2004;

- IMPROVED SALES MIX, SKU REDUCTION AND PRODUCTIVITY IMPROVEMENTS HELP INCREASE GROSS MARGINS 150 BASIS POINTS TO 37.4% IN THE SECOND QUARTER.

PITTSBURGH, November 25, 2003 - H.J. Heinz Company (NYSE: HNZ) today announced results for the second quarter ended October 29, 2003. Heinz reported net income of $191.5 million, or $0.54 per diluted share, for the period. This compares with the following results for the prior year:

- On a fully reported total company basis, Heinz's current-quarter EPS of $0.54 compares with prior-year earnings of $212.1 million, or $0.60 per diluted share, which included earnings from discontinued operations ($43.5 million, or $0.12 per share) that were spun off and merged with Del Monte Corporation in December 2002.

- On a continuing operations basis, without the profits associated with the spun-off business units, the current quarter diluted EPS of $0.54 is a 13% increase over the earnings of $168.5 million, or $0.48 per diluted share, from continuing operations in the prior-year period.

- For continuing operations excluding special items recorded in Fiscal 2003, Heinz's current quarter diluted EPS of $0.54 is an 8% increase over the EPS of $0.50 for these operations in the year-earlier quarter. (Comments that follow refer to the results of continuing operations, excluding special items. See attached tables for further details, including reconciliation of non-GAAP financial measures.)

         Commenting on the second quarter, H.J. Heinz Company Chairman, President and CEO William R. Johnson said: "We are pleased with Heinz's results for the second quarter, and the company's performance continues to confirm our confidence in the target ranges we set for EPS, Net Sales and Operating Free Cash Flow (cash flow from operations less capital expenditures) in Fiscal 2004. We saw continued volume, margin and operating income growth in the second quarter, reflecting the improved focus of our international portfolio and strong performances by Heinz(R) Ketchup and our leading sauces brands, our U.S. Foodservice, European seafood and rapidly growing Asia Pacific businesses. We are particularly pleased with the margin performance in Asia Pacific, where the operating income margin increased more than 300 basis points.

         "We continued to reduce Working Capital, especially accounts receivable and inventories, driving improvement in our Cash Conversion Cycle 8 days versus the second quarter last year. Net debt (total debt, net of the value of interest rate swaps, less cash and cash equivalents) also continued to decline and our Operating Free Cash Flow remained strong and in line with our Fiscal 2004 target. We achieved all of this even as we continued to improve our business mix with strategic divestitures. Looking forward, we remain focused on increasing sales, cash and earnings, which we are successfully driving through the previously announced Four Strategic Imperatives of driving profitable growth, removing clutter, squeezing out costs, and measuring and recognizing performance."

         Second quarter sales excluding divestitures, net of acquisitions, increased 7.7%, reflecting volume growth of 1.6% and favorable foreign exchange translation rates of 6.0%. Divestitures, net of acquisitions, had a negative impact on sales of 8.1%, causing overall sales for the quarter to decline 0.4% to $2.09 billion.

         Heinz's Gross Profit Margin was 37.4% in the quarter, an increase of 150 basis points over the year-ago period. This improvement reflects the company's progress in reducing less-profitable SKU's and improving sales mix and productivity, especially in developing markets. Operating income grew more than 2% and was favorably leveraged to 9% growth in income from continuing operations through lower interest costs, reduced minority interest expense and a favorable effective tax rate.

         EPS from discontinued operations was $0.12 per share in the year-earlier quarter. (On December 20, 2002, Heinz completed the transaction by which it spun off its U.S. and Canadian pet food, U.S. tuna and retail private label soup, and U.S. infant feeding businesses to its shareholders and then merged these businesses with Del Monte Corporation, a subsidiary of Del Monte Foods Company, NYSE:DLM. The results of the spun-off businesses have been accounted for as discontinued operations.)

SECOND QUARTER SEGMENT HIGHLIGHTS

NORTH AMERICAN CONSUMER PRODUCTS

         North American Consumer Products saw strong performances by Heinz(R) Ketchup, EZ Marinader(R) marinading pouches and Classico(R) pasta sauces. These gains were offset by declines in several frozen brands and the continuing process of rationalizing Boston Market(R) side dishes and Hot Bites(R) frozen snacks. Excluding divestitures, sales for the unit were down 1% versus the prior-year period. Lower pricing decreased sales by 2.9%, consistent with Heinz's Every Day Low Pricing strategy. This decrease was largely offset by favorable Canadian currency translation rates.

         Operating income decreased $1.4 million, or 1.1%, to $126.5 million, as manufacturing cost savings and decreased consumer marketing expenses related to Boston Market(R) frozen entrees and the prior-year launch of Heinz(R) Easy Squeeze!(TM) upside-down Ketchup were offset by lower net pricing. The company expects similar performance in the third quarter with several previously announced new product innovations such as Ore-Ida(R) Extra Crispy french fries and a new line of Smart Ones(R) frozen entrees for carbohydrate-conscious consumers slated for introduction in the fourth quarter.

HEINZ U.S. FOODSERVICE

         Heinz U.S. Foodservice's sales increased $29.3 million, or 8.6%, reflecting growth in Heinz(R) Ketchup, single-serve condiments, Escalon(R) processed tomato products and Dianne's(R) frozen desserts. The introduction of several innovative new products such as Fry Shakers, Stand-Up Premium Pouches for condiments and jellies, and a restaurant line of Heinz's Delimex(R) Taquitos helped drive foodservice sales growth. Acquisitions, net of divestitures, increased sales 4.5%, mainly due to the acquisition of Truesoups LLC, a manufacturer and marketer of premium frozen soups.

         Operating income increased $0.6 million, or 1.1%, to $57.5 million, primarily due to strong growth in sales and improved gross margins, partially offset by the timing of SG&A costs and investment in infrastructure.

EUROPE

         Heinz Europe's sales increased $60.5 million, or 8.5%, driven by higher volumes for John West(R) and Petit Navire(R) seafood, Heinz(R) Salad Cream and convenience meals, and favorable foreign exchange translation rates. Heinz(R) Ketchup in the U.K. increased its value share to nearly 76%, almost 3 share points higher than a year ago, while Heinz(R) Salad Cream increased its share
4.7 points to more than 78% while driving category growth of nearly 8%. The "Win A House" promotion in the U.K. helped drive 6% volume growth for the core Heinz(R) soups and beans business during the second quarter.

         Overall volume in Europe increased 1.5%, led by good performance in the U.K. and Western Europe. European volume gains were partially offset by decreases in infant feeding and frozen food products, and the previously announced SKU rationalization of low-margin products. Divestitures reduced sales 2.3%, primarily related to the sale of the U.K. frozen pizza business and the Northern European bakery business.

         Operating income increased $10.5 million, or 7.8%, to $144.7 million, mostly attributable to favorable exchange translation rates and improved Gross Profit Margin, partially offset by increased General & Administrative expense, mainly related to increased pension expense.

ASIA PACIFIC

         Asia Pacific had another very strong quarter, with sales up $64.6 million, or 23.9%. This was driven by a 6.2% increase in volume and by strong foreign exchange translation rates across the region. Tegel(R) poultry in New Zealand continued to perform well, while Australia achieved double-digit volume growth for the quarter in its leading Heinz(R) sauces and convenience meals and Greenseas(R) tuna. Indonesia's ABC(R) branded soy sauces and juice concentrates delivered strong double-digit sales growth and benefited from holiday promotions that came earlier than last year. New products and packaging also added to volume growth. Divestitures decreased sales by 0.7%.

         Operating income increased $16.9 million, or 62.8%, to $43.7 million, primarily due to strong volume growth, holiday timing in Indonesia, increased net pricing and manufacturing cost improvements in Australia and New Zealand, as well as favorable exchange translation rates.

YEAR TO DATE HIGHLIGHTS

         Heinz reported income from continuing operations of $371.3 million in the six months ended October 29, 2003, up 8.7% compared to $341.4 million for the year-earlier period (excluding the adoption of SFAS No. 142). Diluted earnings per share from continuing operations were $1.05 for the period, an 8.2% increase over $0.97 in the prior year (excluding the adoption of SFAS No. 142).

         Sales increased 1.2% for the six-month period, driven by strong volume increases of 1.9%, at the top end of the company's 1-2% target range. Gross profit increased 4.7% and the Gross Profit Margin was 37.4%, up 120 basis points versus the prior year. Operating income increased $23.3 million, or 3.6%.

         The company's balance sheet and cash management showed significant improvement compared to the first half of Fiscal 2003. The Cash Conversion Cycle improved 11 days during the first half of the year compared to the prior-year period, and operating free cash flow improved 18.4% to $418 million.

                                      # #

MEETING WITH SECURITIES ANALYSTS - INTERNET BROADCASTS

Heinz will host a conference call with security analysts today at 8:30 a.m. (Eastern time). The call will be webcast live on www.heinz.com and will be archived for playback beginning at 2 p.m. The call is available live via conference call at 1-800-659-6183 (listen only). It will be hosted by William R. Johnson, Chairman, President & CEO, Art Winkleblack, Executive Vice President and Chief Financial Officer; Casey Keller, Chief Growth Officer; Jack Runkel, Vice President - Investor Relations; and Edward J. McMenamin, Vice President - Finance.

                                       # #

SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS:

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect management's view of future events and financial performance. These statements are subject to risks, uncertainties, assumptions and other important factors, many of which may be beyond Heinz's control and could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Uncertainties contained in such statements include, but are not limited to, sales, earnings, and volume growth, general economic, political, and industry conditions, competitive conditions, production, energy and raw material costs, the ability to maintain favorable supplier relationships, achieving cost savings programs and gross margins, currency valuations and interest rate fluctuations, success of acquisitions, joint ventures, and divestitures, new product and packaging innovations, the effectiveness of advertising, marketing, and promotional programs, supply chain efficiency and cash flow initiatives, the impact of e-commerce and e-procurement, risks inherent in litigation and international operations, particularly the performance of business in hyperinflationary environments, changes in estimates in critical accounting judgments, the possibility of increased pension expense and contributions, and other factors described in "Cautionary Statement Relevant to Forward-Looking Information" in the Company's Form 10-K for the fiscal year ended April 30, 2003, and the Company's subsequent filings with the Securities and Exchange Commission. The forward-looking statements are and will be based on management's then current views and assumptions regarding future events and speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the securities laws.

                                       # #

ABOUT HEINZ: H.J. Heinz Company is one of the world's leading producers and marketers of branded foods in ketchup, condiments, sauces, meals, soups, seafood, snacks and infant foods. Heinz is a global family of leading brands, including Heinz(R) Ketchup, sauces, soups, beans, pasta and infant foods (representing nearly one-third of total sales), Ore-Ida(R) french fries, Boston Market(R) and Smart Ones(R) meals and Plasmon(R) baby food. Heinz's 50 companies have number-one or number-two brands in 200 countries, showcased by Heinz(R) Ketchup, the world's favorite ketchup. Information on Heinz is available at www.heinz.com/news.

                                      # # #

         CONTACT:          Media:
                           -----

                           Ted Smyth, 412-456-5780;

                           Debbie Foster, 412-456-5778;

                           Jack Kennedy, 412-456-5923;

                           OR Investors:
                              ---------

                           Jack Runkel, 412-456-6034

                      H. J. HEINZ COMPANY AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                            Second Quarter Ended                   Six Months Ended
                                                    -----------------------------------   -----------------------------------
                                                    October 29, 2003   October 30, 2002   October 29, 2003   October 30, 2002
                                                         FY2004             FY2003            FY2004               FY2003
                                                      -----------        -----------        -----------        -----------
Sales                                                 $ 2,090,461        $ 2,099,170        $ 3,985,985        $ 3,938,484
Cost of products sold                                   1,309,243          1,348,191          2,497,691          2,514,826
                                                      -----------        -----------        -----------        -----------
Gross profit                                              781,218            750,979          1,488,294          1,423,658

Selling, general and
   administrative expenses                                432,183            419,955            790,183            796,737
                                                      -----------        -----------        -----------        -----------
Operating income                                          349,035            331,024            698,111            626,921
                                                                                                                     6,392
Interest income                                             4,548              6,392             10,313             12,615
Interest expense                                           54,292             54,602            106,529            106,455
Other expense, net                                        (12,945)           (21,797)           (29,924)           (34,982)
                                                      -----------        -----------        -----------        -----------
Income from continuing operations before
 income taxes and effect of change in
 accounting principle                                     286,346            261,017            571,971            498,099

Provision for income taxes                                 94,859             92,480            193,659            175,190
                                                      -----------        -----------        -----------        -----------

Income from continuing operations before
 effect of change in accounting principle                 191,487            168,537            378,312            322,909

Income from discontinued operations, net of tax              --               43,545             27,200             66,968
                                                      -----------        -----------        -----------        -----------

Income before effect of change in
 accounting principle                                     191,487            212,082            405,512            389,877

Effect of change in accounting principle                     --                 --                 --              (77,812)
                                                      -----------        -----------        -----------        -----------
Net income                                            $   191,487        $   212,082        $   405,512        $   312,065
                                                      ===========        ===========        ===========        ===========

Income per common share - Diluted
    Continuing operations                             $      0.54        $      0.48        $      1.07        $      0.91
    Discontinued operations                                  --                 0.12               0.08               0.19
    Effect of change in accounting principle                 --                 --                 --                (0.22)
                                                      -----------        -----------        -----------        -----------
    Net Income                                        $      0.54        $      0.60        $      1.14        $      0.88
                                                      ===========        ===========        ===========        ===========
Average common shares
outstanding - diluted                                     354,258            353,438            354,258            353,438
                                                      ===========        ===========        ===========        ===========

Income per common share - Basic
    Continuing operations                             $      0.54        $      0.48        $      1.08        $      0.92
    Discontinued operations                                  --                 0.12               0.08               0.19
    Effect of change in accounting principle                 --                 --                 --                (0.22)
                                                      -----------        -----------        -----------        -----------
    Net Income                                        $      0.54        $      0.60        $      1.15        $      0.89
                                                      ===========        ===========        ===========        ===========
Average common shares
outstanding - basic                                       351,805            351,121            351,805            351,121
                                                      ===========        ===========        ===========        ===========
Cash dividends per share                              $    0.2700        $    0.4050        $    0.5400        $    0.8100
                                                      ===========        ===========        ===========        ===========

 Note:  Fiscals 2004 and 2003 include special items.
 (Totals may not add due to rounding)

                      H. J. HEINZ COMPANY AND SUBSIDIARIES
                                  SEGMENT DATA

                                                       Second Quarter Ended                 Six Months Ended
                                              -----------------------------------   -----------------------------------
                                              October 29, 2003   October 30, 2002   October 29, 2003   October 30, 2002
                                                   FY2004             FY2003             FY2004             FY2003
                                                -----------        -----------        -----------        -----------
Net external sales:
     North American Consumer Products           $   521,882        $   551,644        $   972,660        $ 1,005,789
     U.S. Foodservice                               371,892            342,588            703,109            650,316
     Europe                                         774,651            714,175          1,509,804          1,387,573
     Asia/Pacific                                   334,769            270,152            624,776            507,392
     Other Operating Entities                        87,267            220,611            175,636            387,414
                                                -----------        -----------        -----------        -----------
     Consolidated Totals                        $ 2,090,461        $ 2,099,170        $ 3,985,985        $ 3,938,484
                                                ===========        ===========        ===========        ===========

Intersegment revenues:
     North American Consumer Products           $    14,903        $    14,422        $    28,980        $    27,801
     U.S. Foodservice                                 3,099              3,392              6,631              6,946
     Europe                                           3,088              3,870              7,623              7,401
     Asia/Pacific                                       903                813              1,577              1,728
     Other Operating Entities                           619                583              1,118              1,045
     Non-Operating                                  (22,612)           (23,080)           (45,929)           (44,921)
                                                -----------        -----------        -----------        -----------
     Consolidated Totals                        $      --          $      --          $      --          $      --
                                                ===========        ===========        ===========        ===========

Operating income (loss):
     North American Consumer Products           $   126,469        $   123,650        $   232,731        $   225,278
     U.S. Foodservice                                57,450             55,741            106,650             96,689
     Europe                                         144,667            134,213            315,983            273,992
     Asia/Pacific                                    43,737             26,868             78,003             45,800
     Other Operating Entities                         8,392             31,255             19,630             52,715
     Non-Operating                                  (31,680)           (40,703)           (54,886)           (67,553)
                                                -----------        -----------        -----------        -----------
     Consolidated Totals                        $   349,035        $   331,024        $   698,111        $   626,921
                                                ===========        ===========        ===========        ===========

Operating income (loss) excluding special
 items:
     North American Consumer Products           $   126,469        $   127,904        $   234,227        $   234,298
     U.S. Foodservice                                57,450             56,841            109,150             99,917
     Europe                                         144,667            134,213            291,184            273,992
     Asia/Pacific                                    43,737             26,868             78,003             45,800
     Other Operating Entities                         8,392             31,255             19,630             52,715
     Non-Operating                                  (31,680)           (35,914)           (53,428)           (51,253)
                                                -----------        -----------        -----------        -----------
     Consolidated Totals                        $   349,035        $   341,167        $   678,766        $   655,469
                                                ===========        ===========        ===========        ===========

The company's revenues are generated via the sale of products in the following categories:

      Ketchup, Condiments and Sauces            $   751,555        $   691,346        $ 1,493,850        $ 1,331,321
      Frozen Foods                                  483,770            524,685            876,479            962,400
      Convenience Meals                             457,832            402,615            885,012            782,848
      Infant Feeding                                220,535            201,160            407,117            378,087
      Other                                         176,769            279,364            323,527            483,828
                                                -----------        -----------        -----------        -----------
      Total                                     $ 2,090,461        $ 2,099,170        $ 3,985,985        $ 3,938,484
                                                ===========        ===========        ===========        ===========


 The above amounts include the impact of acquisitions, divestitures (primarily affecting the Other and Frozen Foods categories) and foreign exchange.

                       H.J. HEINZ COMPANY AND SUBSIDIARIES
              SPECIAL ITEMS - SECOND QUARTER ENDED OCTOBER 30, 2002

The company reports its financial results in accordance with generally accepted accounting principles ("GAAP"). However, management believes that certain non-GAAP performance measures and ratios, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company's reported results prepared in accordance with GAAP. The following table provides a reconciliation of the company's reported results from continuing operations to the results excluding special items for the second quarter ended October 30, 2002:

                                                             Second Quarter Ended October 30, 2002
                                                  --------------------------------------------------------------
                                                     Net           Gross     Operating                     Per
                                                    Sales         Profit       Income       Income        Share
                                                  --------       --------     --------     --------     --------
Reported results from continuing operations       $2,099.2       $  751.0     $  331.0     $  168.5     $   0.48
     Reorganization costs                             --              1.9         10.1          6.9         0.02
                                                  --------       --------     --------     --------     --------
Results from continuing operations
     excluding special items                      $2,099.2       $  752.9     $  341.2     $  175.5     $   0.50
                                                  ========       ========     ========     ========     ========

(Note:  Totals may not add due to rounding.)

     SPECIAL ITEMS - SIX MONTHS ENDED OCTOBER 29, 2003 AND OCTOBER 30, 2002

The company reports its financial results in accordance with generally accepted accounting principles ("GAAP"). However, management believes that certain non-GAAP performance measures and ratios, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company's reported results prepared in accordance with GAAP. The following table provides a reconciliation of the company's reported results from continuing operations to the results excluding special items for the six months ended October 29, 2003 and October 30, 2002:

                                                                   Six Months Ended October 29, 2003
                                                  ------------------------------------------------------------------
                                                     Net          Gross        Operating                       Per
                                                    Sales         Profit         Income        Income         Share
                                                  --------       --------       --------      --------      --------
Reported results from continuing operations       $3,986.0       $1,488.3       $  698.1      $  378.3      $   1.07
     Reorganization costs                             --              4.0            9.5           6.2          0.02
     Gain on sale of the Northern European
        bakery business                               --             --            (28.8)        (13.3)        (0.04)
                                                  --------       --------       --------      --------      --------
Results from continuing operations
     excluding special items                      $3,986.0       $1,492.3       $  678.8      $  371.3      $   1.05
                                                  ========       ========       ========      ========      ========


                                                                    Six Months Ended October 30, 2002
                                                  ------------------------------------------------------------------
                                                     Net           Gross       Operating                      Per
                                                    Sales          Profit        Income        Income*       Share*
                                                  --------       --------       --------      --------      --------
Reported results from continuing operations       $3,938.5       $1,423.7       $  626.9      $  322.9      $   0.91
     Reorganization costs                             --              1.9           28.5          18.5          0.05
                                                  --------       --------       --------      --------      --------
Results from continuing operations
     excluding special items                      $3,938.5       $1,425.6       $  655.5      $  341.4      $   0.97
                                                  ========       ========       ========      ========      ========

* Excludes the impact of cumulative effect of accounting change.
(Note:  Totals may not add due to rounding.)